Exhibit 8.1

March 22, 2010

Flagstone Reinsurance Holdings Limited
Crawford House
23 Church Street
Hamilton HM 11
Bermuda

RE:	U.S. Federal Income Tax Considerations of the Redomestication

Ladies and Gentlemen:

We have acted as special United States tax counsel to Flagstone Reinsurance Holdings Limited (“Flagstone”), an exempted company with limited liability incorporated under the laws of Bermuda, in connection with its continuation as a Luxembourg incorporated entity pursuant to a continuation procedure under the laws of Bermuda and Luxembourg (the “Redomestication”) as described in Flagstone’s registration statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 on March 22, 2010 (as amended through the date hereof).  This opinion is being furnished to you at your request.  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Registration Statement.

In connection with this opinion we have examined the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below.  We have relied upon statements, representations, and covenants made by Flagstone and we have assumed that such statements and representations are true without regard to any qualifications as to knowledge and belief.  For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Redomestication that have come to our attention during our engagement, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, (iii) that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties, and (iv) that the Redomestication will be consummated as described in the Registration Statement.  Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

In rendering the opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings and other administrative guidance of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as of the date hereof.  It should be noted that statutes, regulations, judicial decisions, and administrative guidance are subject to change at any time and may be effective retroactively.  A change in the authorities or the truth, accuracy, or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions.

Subject to the foregoing, it is our opinion that the discussion set forth in the Registration Statement under the heading “Material Tax Considerations Relating to the Redomestication—U.S. Federal Income Tax Considerations” (the “Tax Discussion”) is accurate, complete and fair in all material respects with regard to the matters described therein.  Our opinion is based solely upon and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in the Tax Discussion.

The opinion set forth above does not address all of the United States federal income tax consequences of the Redomestication.  Except as expressly set forth above, we express no other opinion, including any opinion as to the United States federal, state, local, foreign or other tax consequences of the Redomestication.  Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, the Service or any court.  It is possible that contrary positions may be asserted by the Service and that one or more courts may sustain such contrary positions.  Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise the opinion to reflect any changes, including changes which have retroactive effect, (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect, or incomplete.

This letter is furnished to you for use in connection with the Redomestication and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Sincerely,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP